SECURITIES LENDING AGENCY AGREEMENT

                                   BETWEEN

                         INVESTORS BANK & TRUST COMPANY

                                      AND

                                 E*TRADE FUNDS

                      SECURITIES LENDING AGENCY AGREEMENT


     AGREEMENT, dated as of April 1, 2001, between E*TRADE Funds (the "Lender") on behalf of the portfolios listed on Schedule A (each, a "Portfolio"), and Investors Bank & Trust Company, a trust company organized and existing under the laws of the Commonwealth of Massachusetts (the "Bank").

     WHEREAS, the Bank currently acts as custodian for securities held by it in the Account (as defined below) from time to time on behalf of the Lender; and

     WHEREAS, the Lender desires to appoint the Bank as its agent for the purpose of lending securities in the Account as more fully set forth below; and

     WHEREAS, the Bank has agreed to act as the Lender's agent for such purpose pursuant to the terms hereof;

     NOW, THEREFORE, for and in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.   Definitions.

     Whenever used in this Agreement, unless the context otherwise requires, the following words shall have the meanings set forth below. Capitalized terms used but not defined herein shall have the meaning assigned to them in the applicable Securities Borrowing Agreement.

     1.1. "Account" shall mean the custodial account or accounts established and maintained by the Bank on behalf of the Lender for the safekeeping of securities and monies received by the Bank from time to time.

     1.2. "Approved Investment" shall mean any type of security, participation or interest in property in which Cash Collateral may be invested or reinvested, as set forth on Schedule I hereto (which may be amended from time to time to add additional Approved Investments with the written consent of the Bank and the Lender, or to delete any Approved Investment at the written direction of the Lender).

     1.3. "Authorized Person" shall be any officer of the Lender and any other person, whether or not any such person is an officer or employee of the Lender, duly authorized by corporate resolutions of the Board of Directors or Trustees, as the case may be, of the Lender to give Oral and/or Written Instructions on behalf of the Lender, such persons to be designated in a Certificate which contains a specimen signature of such person.

     1.4. "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering Government Securities (as defined herein), its successors and nominees.

     1.5. "Borrower" shall mean any entity named on Schedule II hereto (as such Schedule may be amended from time to time to add additional Borrowers with the written consent of the Bank and the Lender, or to delete any Borrower at the written direction of the Lender) or any affiliate of such named entity. The Lender will promptly notify the Bank if at any time:

          (a) any potential Borrower which is a broker-dealer registered under the Securities Exchange Act of 1934 (the "1934 Act"), a broker-dealer exempted from registration under Section 15(a)(1) of the 1934 Act as a dealer of exempted Government securities, or a bank, has discretionary authority or control with respect to the investment of any Securities available for Loan, or

          (b) any potential Borrower not described in clause (a) above is a party who is with respect to the Lender in such a position that a loan would be considered a conflict of interest under applicable law.

If the Lender provides such notice, the Bank shall take appropriate action to prevent the Lender from engaging in a Loan with any potential Borrower so identified by the Lender. The Bank shall be entitled to rely upon such notices from the Lender (and the absence of such notices) in its operation of this securities lending program.

     1.6. "Cash Collateral" shall mean either fed funds or New York Clearing House funds, as applicable for a particular loan of Securities.

     1.7. "Certificate" shall mean any notice, instruction, schedule or other instrument in writing, authorized or required by this Agreement to be given to the Bank, which is actually received by the Bank and signed on behalf of the Lender by an Authorized Person or a person reasonably believed by the Bank to be an Authorized Person.

     1.8. "Collateral" shall mean Cash Collateral unless the Bank and the Lender have agreed in writing to additional collateral, including Government Securities and Letters of Credit.

     1.9. "Collateral Account" shall mean a segregated account established and maintained by the Bank for the purpose of holding Collateral, Cash Collateral and Approved Investments, interest, dividends and other payments and distributions received with respect to Collateral and Approved Investments ("Distributions"), and any Securities Loan Fee paid by Borrowers in connection with Securities loans hereunder.

     1.10. "Depository" shall mean the Depository Trust Company, Participant's Trust Company, Euroclear, and any other securities depository or clearing agency (and their respective successors and nominees) authorized under applicable law or regulation to act as a securities depository or clearing agency, including any foreign securities depository approved by the Lender.

     1.11. "Government Security" shall mean book-entry Treasury securities (as defined in Subpart 0 of Treasury Department Circular No. 300, 31 C.F.R. 306) and any other securities issued or fully guaranteed by the United States government or any agency or instrumentality of the United States government.

     1.12. "Letter of Credit" shall mean a clean, unconditional and irrevocable letter of credit in favor of the Bank as agent for the Lender issued by a bank named on Schedule III hereto as may be amended from time to time to add additional banks by the written consent of the parties hereto, or to delete any Bank at the written direction of the Lender.

     1.13. "Oral Instructions" shall mean verbal instructions actually received by the Bank from an Authorized Person or from a person reasonably believed by the Bank to be an Authorized Person.

     1.14. "Rebate" shall mean the amount payable by the Lender to a Borrower (as set forth in a Receipt) in connection with Securities loans at any time collateralized by Cash Collateral.

     1.15.  "Receipt"  shall mean an advice or  confirmation  setting  forth the
terms  of  a  particular  loan  of  Securities  hereunder,   including,  without
limitation, the Collateral with respect to such loan.

     1.16. "Securities Borrowing Agreement" shall mean with, respect to any Borrower, the agreement pursuant to which the Bank lends securities on behalf of its customers (including the Lender) to such Borrower as may be amended from time to time.

     1.17. "Securities Loan Fee" shall mean the amount payable by a Borrower to the Bank, as agent for the Lender, pursuant to the applicable Securities Borrowing Agreement in connection with Securities loans, if any, collateralized by Collateral other than Cash Collateral.

     1.18. "Security" shall mean any Government Securities, non-U.S. securities, common stock and other equity securities, bonds, debentures, corporate debt securities, notes, mortgages or other obligations, and any certificates, warrants or other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein, which are available for lending pursuant to Section 2.2 of this Agreement.

     1.19. "Written Instructions" shall mean written communications actually received by the Bank from an Authorized Person or from a person reasonably believed by the Bank to be an Authorized Person by letter, memorandum, telegram, cable, telex, telecopy facsimile, computer, video (CRT) terminal or other on-line system, or any other method whereby the Bank is able to verify with a reasonable degree of certainty the identity of the sender of such communications or the sender is required to provide a password or other identification code.

2.   Appointment; Scope of Agency Authority.

     2.1. Appointment. The Lender hereby appoints the Bank as its agent to lend Securities in the Account to Borrowers from time to time as hereinafter set forth, and the Bank hereby accepts appointment as such agent and agrees to so act.

     2.2. Securities Lending Guoidelines. The Bank shall lend Securities of the Lender hereunder in accordance with the Lender's securities lending guidelines as provided by Lender to the Bank from time to time.

     2.3. Securities Subject to Lending. Unless the lender provides otherwise in writing to the Bank, all Securities maintained in the Account shall be available for lending pursuant to this Agreement.

     2.4. Securities Borrowing Agreement. The Lender hereby acknowledges receipt of a Securities Borrowing Agreement with respect to each Borrower and authorizes the Bank to lend Securities in the Account to Borrowers pursuant to such agreements. The Bank shall promptly provide the Lender with copies of any material amendments or changes to such agreements. The Lender must approve in writing each additional Borrower and may in its sole discretion elect to terminate any Borrower from Schedule II hereto at any time by Written Instructions.

     2.5. Loan Opportunities. The Lender acknowledges and agrees that the Bank shall have the right to decline to make any loans of Securities under any Securities Borrowing Agreement and to discontinue lending under any Securities Borrowing Agreement in its sole discretion and without notice to the Lender. The Lender agrees that it shall have no claim against the Bank based on, or relating to, loans made for other customers or for the Bank's own account, or loan opportunities refused hereunder, whether or not the Bank has made fewer or more loans for any other customer or for the Bank's own account than for the Lender, and whether or not any loan for another customer or for the Bank's own account, or the opportunity refused, could have resulted in loans made hereunder.

     2.6. Use of Book-Entry System and Depositories. The Lender hereby authorizes the Bank on a continuous and on-going basis, to deposit in the Book-Entry System and any Depositories all Securities eligible for deposit therein and to utilize the Book-Entry System and Depositories to the extent possible in connection with its receipt and delivery of Securities, Collateral, Approved Investments and monies under this Agreement. Where Securities, Collateral (other than Cash Collateral) and Approved Investments eligible for deposit in the Book-Entry System or a Depository are transferred to the Account, the Bank shall identify as belonging to the Lender a quantity of securities in a fungible bulk of securities shown on the Bank's account on the books of the Book-Entry System or the applicable Depository. Securities, Collateral and Approved Investments deposited in the Book-Entry System or a Deposit will be represented in accounts which include only assets held by the Bank for customers, including but not limited to accounts in which the Bank acts in a fiduciary or agency capacity.

3.   Representations and Warranties.

     3.1. Lender's Representations The Lender hereby represents and warrants to the Bank, which representations and warranties shall be deemed to be continuing and to be reaffirmed on any day that a Securities loan hereunder is outstanding, that:

          (a) This Agreement and the use of the Approved Investments has been approved and will be reapproved annually by the Board of Directors/Trustees of the Lender as being in the best interests of shareholders of the Lender; this Agreement is, and each Securities loan and Approved Investment will be, legally and validly entered into by the Lender, does not, and will not, violate any statute, regulation, rule, order or, judgment binding on the Lender, or any provision of the Lender's charter or by-laws, or any agreement binding on the Lender or affecting its property, and is enforceable against the Lender in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors rights generally;

          (b) The Lender has been duly organized and is validly exisitng in the jurisdition of its organization. The person executing this Agreement and all Authorized Persons acting on behalf of the Lender has and have been duly and properly authorized to do so;

          (c) It is lending Securities as principal for its own account and it will not transfer, assign or encumber its interest in, or rights with respect to, any securities loans;

          (d) All Securities subject to lending pursuant to Section 2.2 of this Agreement are free and clear of all liens, claims, security interests and encumbrances, no such Security subject to lending has been sold and the Lender has no present intention to sell any of the Securities subject to lending. The Lender shall promptly delete from the list referenced in Section 2.2 hereof any and all Securities which are no longer subject to the representations contained in this sub-paragraph (d).

     3.2. Bank's Representations The Bank hereby represents and warrants to the Lender, which representations and warranties shall be deemed to be continuing and to be reaffirmed on any day that a Securities loan hereunder is outstanding, that:

          (a) This Agreement is legally and validly entered into by the Bank, does not and will not, violate any statute, regulation, rule, order or, judgment binding on the Bank, or any provision of the Bank's charter or by-laws, or any agreement binding on the Bank or affecting its property, and is enforceable against the Bank in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors rights generally; and

          (b) The Bank has been duly organized and is validly exisitng in the jurisdition of its organization. The person executing this Agreement on behalf of the Bank and all persons acting on the Bank's behalf pursuant to this Agreement have been duly and properly authorized to do so.

4.   Securities Lending Transactions.

     4.1. Loan Initiation. From time to time the Bank may lend Securities to Borrowers and deliver such Securities against receipt of Collateral in accordance with the applicable Securities Borrowing Agreement. The Bank shall deliver to the Lender a Receipt in connection with each loan made hereunder, prior to settlement of such loan.

     4.2. Receipt of Collateral; Approved Investments.

          (a) For each loan hereunder the Bank shall (i) initially receive Cash Collateral equivalent to no less than 102% of the market value of the securities lent and (ii) thereafter shall request on a daily basis as necessary additional Collateral, which for Cash Collateral shall be an amount such that the value of the Cash Collateral in no event be equivalent to less than 100% of the market value of the Securities lent (as determined in accordance with the applicable Securities Borrowing Agreement), and the Bank is hereby authorized and directed, without obtaining any further approval from the Lender, to invest and reinvest all or substantially all of the Cash Collateral received in any Approved
Investment. The Bank shall credit all Collateral, Approved Investments and Distributions received with respect to Collateral and Approved Investments to the Collateral Account and mark its books and records to identify the Lender's ownership thereof as appropriate.

          (b) All Approved Investments shall be for the account and risk of the Lender. To the extent any loss arising out of Approved Investments results in a deficiency in the amount of Collateral available for return to a Borrower pursuant to the Securities Borrowing Agreement, the Lender agrees to pay the Bank on demand cash in an amount equal to such deficiency.

          (c) Except as otherwise provided herein, all Collateral, Approved Investments and Distributions credited to the Collateral Account shall be controlled by, and subject only to the instructions of, the Bank, and the Bank shall not be required to comply with any instructions of the Lender with respect to the same.

     4.3. Distributions on Loaned Securities. Except as provided in the next sentence, all interests, dividends, and other distributions paid with respect to loaned Securities shall be credited to the Lender's account on the date such amounts are delivered by the Borrower to the Bank. Any non-cash distribution on loaned Securities which is in the nature of a stock split or a stock dividend shall be added to the applicable loan (and shall be considered to constitute loaned Securities) as of the date such non-cash distribution is received by the Borrower.

     4.4. Marks to Market. The Bank shall on each Business Day mark to market in U.S. dollars the value of all Securities loaned hereunder and accordingly receive and release Collateral in accordance with the applicable Securities Borrowing Agreement.

     4.5. Collateral Substitutions. The Bank shall accept substitutions of Collateral in accordance with the applicable Securities Borrowing Agreement and shall credit all such substitutions to the Collateral Account, provided however that unless other Collateral has been mutually agreed upon in writing by the Bank and the Lender, no other Collateral may be substituted for Cash Collateral.

     4.6. Termination of Loans. The Bank shall terminate any Securities loan to a Borrower in accordance with the applicable Securities Borrowing Agreement as soon as practicable after:

          (a) receipt by the Bank of a notice of termination pursuant to the Securities Borrowing Agreement;

          (b) receipt by the Bank of Written Instructions instructing it to terminate a Securities loan;

          (c) receipt by the Bank of Written Instructions deleting the Borrower to whom such loan was made from Schedule II hereto;

          (d) upon the Bank's becoming aware of the occurrence of any default pursuant to the applicable Securities Borrowing Agreement requiring termination of such loan; or

          (e) whenever the Bank, in its sole discretion, elects to terminate such loan.

     4.7. Securities Loan Fee. The Bank shall receive any applicable Securities Loan Fee paid by Borrowers pursuant to the Securities Borrowing Agreement and credit all such amounts received to the Collateral Account.

     4.8. The Borrower's Financial Condition. The Bank has delivered to the Lender each of the Borrower's most recent statements that have been made available to the Bank pursuant to the Securities Borrowing Agreements. The Bank shall promptly deliver to the Lender all statements and financial information subsequently delivered to the Bank and required to be furnished to the Bank under the Securities Borrowing Agreements.

     4.9. Transfer Taxes and Necessary Costs. All transfer taxes and necessary costs with respect to the transfer of the loaned Securities by the Lender to the Borrower and the Borrower to the Lender upon the termination of the loan shall be paid by the Borrower in accordance with the applicable Securities Borrowing Agreement.

     4.10. Remedies Upon Default. In the event of any default by a Borrower under the applicable Securities Borrowing Agreement, the Bank shall use its best efforts to pursue, on behalf of the Lender, any remedies that the Bank or the Lender may have under the applicable Securities Borrowing Agreement.

     4.11. Bank's Obligation. Except as specifically set forth herein, or in any applicable Securities Borrowing Agreement, the Bank shall have no duty or obligation to take action to effect payment by a Borrower of any amounts owed by such Borrower pursuant to the Securities Borrowing Agreement.

5.   Concerning the Bank.

     5.1. Standard of Care: Indemnification.

          (a) It is expressly understood and agreed that in exercising its rights and performing its obligations hereunder, the Bank owes no fiduciary duty to the Lender. The Bank shall not be liable for any costs, expenses, damages, liabilities or claims (including attorneys and accountants fees) incurred by the Lender, except those costs, expenses, damages, liabilities or claims arising out of the Bank's negligence, willful misconduct, bad faith, or reckless disregard of its obligations and duties hereunder. The Bank shall have no obligation hereunder for costs, expenses, damages, liabilities or claims (including reasonable attorneys and accountants fees), which are sustained or incurred by reason of any action or inaction by the Book-Entry System or any Depository or their respective successors or nominees. In no event shall the Bank be liable for special, punitive or consequential damages, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages.

          (b) The Lender  agrees to  indemnify  the Bank and to hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including reasonable fees and expenses of counsel, which the Bank may sustain or incur or which may be asserted against the Bank by reason of or as a result of any action taken or omitted by the Bank in connection with or arising out of the Bank's operating under and in compliance with this Agreement, except those costs, expenses, damages, liabilities or claims arising out of the Bank's negligence, bad faith, willful misconduct, or reckless disregard of its obligations and duties hereunder. The foregoing indemnity shall be a continuing obligation of the Lender, its successors and assigns, notwithstanding the termination of any loans hereunder or of this Agreement. Actions taken or omitted in reasonable reliance upon Oral or Written Instructions, any Certificate, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument reasonably believed by the Bank to be genuine or bearing the signature of a person or persons reasonably believed by the Bank to be genuine or bearing the signature of a person or persons reasonably believed to be authorized to sign, countersign or execute the same, shall be presumed to have been taken or omitted in good faith.

     5.2. No Obligation to Inquire. Without limiting the generality of the foregoing, the Bank shall be under no obligation to inquire into, and shall not be liable for, the validity of the issue of any Securities at any time held in the Account or Approved Investments held in the Collateral Account, or the legality or propriety of any loans of Securities to Borrowers.

     5.3. Advances, Overdrafts and Indebtedness; Security Interest.

          (a) The Bank may, in its sole discretion, advance funds on behalf of the Lender in order to pay to Borrowers any Rebates or to return to Borrowers Cash Collateral to which they are entitled pursuant to the Securities Borrowing Agreement. The Bank may also, in its sole discretion and as a matter of bookkeeping convenience, credit the Account with interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefor and the Lender agrees that such bookkeeping credits may also be reflected on its books, and otherwise, as "immediately available" or "same day" funds or by some similar characterization. Notwithstanding any such credit or characterization, all such credits shall be conditional upon the Bank's actual receipt of final payment and may be reversed by the Bank to the extent that final payment is not received. If the Bank, in its sole discretion, permits the Lender to use funds credited to the Account prior to receipt by the Bank of final payment thereof, the Lender shall nonetheless, continue to bear the risk of, and liability for, the Bank's non receipt of final payment in full.

          (b) The Lender agrees to repay the Bank on demand the amount of any advance or credit described in Section 5.3(a) above or any other amount owed by the Lender hereunder plus accrued interest at a rate per annum (based on a 360-day year for the actual number of days involved) as agreed to by the parties from time to time. In order to secure repayment of any credit, advance, overdraft or other indebtedness of the Lender to the Bank arising hereunder, the Lender hereby agrees that the Bank shall have a continuing lien and security interest, to the extent of any such amounts owing, in and to all assets now or hereafter held in the Account and the Collateral Account, which is then in the Bank's possession or control or in the possession or control of any third party acting on the Bank's behalf. In this regard, the Bank shall be entitled to charge any amounts owed to the Bank hereunder against any balance of account standing to the credit of the Lender on the Bank's books and, without limiting the foregoing, to all the rights and remedies of a pledgee under common law and a secured party under the Massachusetts Uniform Commercial Code and/or any other applicable laws and/or regulations as then in effect.

          (c) The rights of the Bank and the obligations of the Lender under this Section are absolute and unconditional whether or not the Bank would be entitled to indemnification pursuant to Section 5.l(b) hereof.

          (d) For all purposes of this Agreement, payment with respect to a transaction will not be "final" until the Bank shall have received immediately available funds which under applicable law or rule are irreversible, which are not subject to any security interest, levy or other encumbrance, and which are specifically applicable, or deemed by the Bank to be specifically applicable, to such transaction. A debit by the Bank to any other account of the Lender maintained by the Bank or to an account of any third party to whom or for whose account Securities have been delivered shall not constitute final payment to the extent that such debit creates an overdraft or does not otherwise result in the receipt by the Bank of immediately available, irreversible and unencumbered funds.

     5.4. Advice of Counsel The Bank may, with respect to questions of law, apply for and obtain the advice and opinion of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion.

     5.5. No Collection Obligations. The Bank shall be under no obligation or duty to take action to effect collection of any amounts payable in respect of Securities or Approved Investments if such Securities or Approved Investments are in default, or if payment is refused after due demand and presentation.

     5.6. Pricing Methods. The Bank is authorized to utilize any recognized pricing information service or any other means of valuation specified in the applicable Securities Borrowing Agreement ("Pricing Methods") in order to perform its valuation responsibilities with respect to loaned Securities, Collateral and Approved Investments, and the Lender agrees to hold the Bank harmless from and against any loss or damage suffered or incurred as a result of errors or omissions of any such Pricing Methods.

     5.7. Agent's Fee. In connection with each Securities loan hereunder the Lender shall pay to the Bank a fee equal to __% of (a) net realized income derived from Approved Investments, plus (b) any Securities Loan Fee paid or payable by the Borrower, minus (c) any Rebate paid by the Bank to the Borrower. The Bank is authorized, on a monthly basis, to charge its fee and any other amounts owed by the Lender hereunder against the Account and/or Collateral Account.

     5.8. Reliance On Certificates and Instructions. The Bank shall be entitled to rely upon any Certificate, any information contained on any Schedule hereto as may be amended in accordance with the terms hereof, and Written or Oral Instruction actually received by the Bank and reasonably believed by the Bank to be duly authorized and delivered. The Lender agrees to forward to the Bank Written Instructions confirming Oral Instructions in such manner so that such Written Instructions are received by the Bank by the close of business of the same day that such Oral Instructions are given to the Bank. The Lender agrees that the fact that such confirming Written Instructions are not received on a timely basis or that contrary instructions are received by the Bank shall in no way affect the validity or enforceability of the transactions authorized by the Lender. The Bank will use reasonable efforts to report any subsequently received contrary instructions. In this regard, the records of the Bank shall be presumed to reflect accurately any Oral Instructions given by an Authorized Person or a person reasonably believed by the Bank to be an Authorized Person.

     5.9. Disclosure of Account Information. It is understood and agreed that the Bank is authorized to supply any information regarding the Account which is required by any law or governmental regulation now or hereafter in effect.

     5.10. Statements. The Bank will at least daily furnish the Lender with statements relating to loans hereunder.

     5.11. Force Majeure. Neither party shall not be responsible or liable to the other for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation, the unavailability of energy sources and other similar happenings or events except as results from such party's own gross negligence.

5.12.     No Implied Duties.

          (a) The Bank shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and in the applicable Securities Borrowing Agreement, and no covenant or obligation shall be implied against the Bank in connection with this Agreement.

          (b) The Lender shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against the Lender in connection with this Agreement.

6. Termination. This Agreement may be terminated at any time by either party upon delivery to the other party of a written notice specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. Notwithstanding any such notice, this Agreement shall continue in full force and effect with respect to all loans of Securities outstanding on the date of termination.

7.   Miscellaneous.

     7.1. Exclusivity. The Lender agrees that it shall not enter into any other agreement with any third party whereby such third party is permitted to make loans on behalf of the Lender of any securities held by the Bank in the Account from time to time.

     7.2. Certificates. The Lender agrees to furnish to the Bank a new Certificate in the event that any present Authorized Person ceases to be an Authorized Person or in the event that any other Authorized Persons are appointed and authorized. Until such new Certificate is received, the Bank shall be fully protected in acting upon Oral Instructions or signatures of the present Authorized Persons.

7.3.  Notices.

          (a) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Bank, shall be sufficiently given if addressed to the Bank and received by it at its offices at 200 Clarendon Street, P.O. Box 9130, Boston, Massachusetts 02117-9130, Attention: Securities Lending Department, , with a copy to: John E. Henry, General Counsel or at such other place as the Bank may from time to time designate in writing.

          (b) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Lender shall be sufficiently given if addressed to the Lender and mailed or delivered to it at its offices at 118 King Street, San Francisco, CA 94107, Attn: Elizabeth Gottfried, or at such other place as the Lender may from time to time designate in writing.

     7.4. Cumulative Rights and No Waiver. Each and every right granted to a party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of a party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by a party of any right preclude any other or future exercise thereof or the exercise of any other right.

     7.5. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

     7.6. Amendments. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties.

     7.7. Successors and Assigns. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

     7.8. Governing Law; Consent to Jurisdiction. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts without regard to conflict of laws principles thereof. The Lender hereby consents to the jurisdiction of a state or federal court situated in Boston, Massachusetts in connection with any dispute arising hereunder.

     7.9. No Third Party Beneficiaries. In performing hereunder, the Bank is acting solely on behalf of the Lender and no contractual or service relationship shall be deemed to be established hereby between the Bank and any other person.

     7.10. Confidentiality. Both parties hereto agree than any non-public information obtained hereunder concerning the other party is confidential and may not be disclosed without the consent of the other party, except as may be required by applicable law or at the request of a governmental agency and provided that the Bank may make disclosures concerning the Lender in the normal course of its securities lending business. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity to an injunction or injunctions without bond or other security to prevent breaches of this provision.

     7.11. Limitation of Liability. The Bank agrees that the obligations assumed by the Lender hereunder shall be limited in all cases to the assets of the Lender and its Portfolios and that the Bank shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees, or shareholders of the Lender.

     7.12. Several Obligations of the Portfolios. This Agreement is an agreement entered into between the Bank and the Lender with respect to each Portfolio. With respect to any obligation of the Fund on behalf of any Portfolio arising out of this Agreement, the Bank shall look for payment or satisfaction of such obligation solely to the assets of the Portfolio to which such obligation relates as though the Bank had separately contracted with the Fund by separate written instrument with respect to each Portfolio.

     7.13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     7.14. SIPA Notice. THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT THE LENDER WITH RESPECT TO LOANS HEREUNDER AND, THEREFORE, THE COLLATERAL DELIVERED TO THE BANK AS AGENT FOR THE LENDER MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF A BORROWER'S OBLIGATION IN THE EVENT SUCH BORROWER FAILS TO RETURN THE LOANED SECURITIES.





       [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers, thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.



                                  E*TRADE FUNDS


                                  By:
                                     -------------------------------
                                     Title:


                                  INVESTORS BANK & TRUST COMPANY



                                  By:
                                     -------------------------------
                                     Title:

                                   Schedule I
                              Approved Investments


Bank Obligations:
   Bank Obligations with Domestic and Foreign Banks including Offshore Time Deposits. All Banks obligations will have a short term rating of TBW-1, A-1, or P-1 from Thompson Bankwatch, S & P or Moody's at time of purchase.

Money Market Funds
  Institutional Money Market Funds with assets greater than $500 million, including, without limitation, the Merrimac Cash Fund series of Merrimac Funds*.

Repurchase Agreements
  Collateral held by IBT or a third party subcustodian. Collateralized at a minimum of 102%. Eligible Collateral includes US Government, Mortgage Backed Securities, Commercial Paper (A-1 or P-1) & US Corporate Bonds (Investment Grade)) with the following brokers.
ABN AMRO
              Bear Stearns & Co, Inc
              CS First Boston Corporation
              Goldman Sachs & Co.
              Lehman Brothers, Inc.
              J.P. Morgan Securities, Inc.
              Merrill Lynch Government Securities.
              Morgan Stanley & Co. Inc.
              PaineWebber, Inc
              Prudential Securities, Inc
              UBS Securities. Inc

Commercial Paper
     Must be rated A-1 by S&P or P-1 by Moodys at time of purchase.

Corporate Bond
     Must have a Short Term rating of rated A-1 by S&P or P-1 by Moodys or have a Long Term Rating of Investment Grade at time of purchase.

Unsecured Promissory Notes (Master Notes) Must have a rating or Parental rating of A-1 by S&P or P-1 by Moodys at time of purchase.

Insurance Funding Agreements
     Must have a minimum Issuers Claim Paying Ability rating of A by S&P or A by Duff and Phelps at time of purchase. Must be putable back to the issuer within 90 days.

GENERAL
All investments will be US Dollar denominated.
The final maturity for any security/issue will be less
   than one year.
All investments will be in compliance with Investment Company Act of 1940.
All investments will meet the minimum applicable credit rating associated with each fund at time of purchase.

--------
* The Bank acts as investment adviser to and serves as custodian, administrator and transfer agent of the Merrimac Funds.


                                By:__________________________

                                Title:_______________________

                                Date:_________________________

                                   Schedule II
                               Approved Borrowers




                         Bank of America Securities LLC
                         Bear, Stearns Securities Corp.
     Credit Suisse First Boston Corporation (includes DLJ Securities Corp.)
          Deutsche Bank Securities Inc. (includes BT Alex Brown Inc.)
                              Goldman, Sachs & Co.
                                ING Barings, LLC
                              Lehman Brothers Inc.
                           JP Morgan Securities Inc.
                  Merrill Lynch, Pierce, Fenner & Smith, Inc.
    Morgan Stanley & Co. (includes Morgan Stanley Securities Services Inc.)
                          Prudential Securities, Inc.
                           Salomon Smith Barney Inc.
         UBS (includes Warburg Dillon Reade Inc. and PaineWebber, Inc.)




                                By:__________________________

                                Title:_______________________

                                Date:_________________________

                                  Schedule III

                             Letter of Credit Banks





                               [To be Determined]